EXHIBIT 21.01

                                    LAWGIBB GROUP, INC.
                     DOMESTIC SUBSIDIARIES (INCLUDING PARTNERSHIPS)

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

                                        PLACE  OF
SUBSIDIARY                              INCORPORATION                OWNERSHIP
----------                              -------------                ---------
Law International, Inc.                 Georgia                 LawGibb Group, Inc. (100%)

Gibb U.S.A., Inc.                       Delaware                Law International, Inc. (100%)

Gibb International Holdings, Inc.       Delaware                Law International, Inc. (100%)

Law Engineering and
Environmental Services, Inc. ("LEES")   Georgia                 LawGibb Group, Inc. (100%)

Law Environmental Consultants, Inc.     Georgia                 LEES (100%)

Ensite, Inc.                            Kentucky                LEES (100%)

LeRoy Crandall & Associates             California              LawGibb Group, Inc. (100%)

Law/Spear L.L.C.                        Georgia                 LEES (50%); The Spear Group, Inc. (50%)

Law Building Services, Inc.             Georgia                 LawGibb Group, Inc. (100%)

Law Engineering  &
Environmental Services/Michigan, Inc.   Georgia                 LEES (100%)

Law Engineering  & Environmental
Services of Oklahoma, Inc.              Oklahoma                LEES (100%)
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                                    LAWGIBB GROUP, INC.
                   INTERNATIONAL SUBSIDIARIES (INCLUDING PARTNERSHIPS)
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

                                        PLACE OF
SUBSIDIARY                              INCORPORATION                OWNERSHIP
----------                              -------------                ---------
Law International Thai Ltd.             Thailand                Law International, Inc. (100%)

Gibb Africa Consulting                  Cyprus                  Gibb International Holdings, Inc. (100%)
Engineers Ltd.

Gibb Africa International Ltd.          Cyprus                  Gibb Africa Consulting
                                                                Engineers Ltd. (100%)

Sir Alexander Gibb & Partners           Republic of             Gibb Africa International Ltd. (100%)
(Namibia) (Pty) Ltd.                    Namibia

Gibb Swaziland (Pty) Ltd.               Swaziland               Gibb Africa International Ltd. (100%)

Gibb (Lesotho) (Pty) Ltd.               Kingdom of              Gibb Africa International Ltd. (100%)
                                        Lesotho

Gibb (Botswana) (Pty) Ltd.              Botswana                Gibb Africa International Ltd. (100%)

Gibb Eastern Africa Ltd.                Kenya                   Gibb Africa International Ltd. (100%)

Gibb (Malawi) Ltd.                      Malawi                  Gibb Africa International Ltd. (100%)

Gibb (Mauritius) Ltd.                   Mauritius               Gibb Africa International Ltd. (100%)

Gibb Africa SA (Pty) Ltd.               S. Africa               Gibb Africa International Ltd. (100%)

Gibb Zimbabwe (Private) Ltd.            Zimbabwe                Gibb Africa International Ltd. (100%)

HKS-Law Gibb Share Trust                S. Africa               Gibb Africa (Pty) Ltd. (70%)
(Proprietary) Ltd.

Hill Kaplan Scott (Ciskei) Inc.         Republic of             Gibb Africa (Pty) Ltd. (100%)
                                        Ciskei

Hill Kaplan Scott (Transkei)            Republic of             Gibb Africa (Pty) Ltd. (100%)
Inc.                                    Transkei

Giban Danismanlik ve Muhendislik
Ltd. Siketi                             Turkey                  Gibb International Holdings, Inc. (50%)

Sir Alexander Gibb (Polska) Sp z o.o.   Poland                  Gibb International Holdings, Inc. (100%)

Gibb Petermuller & Partners             England                 Gibb International Holdings, Inc. (100%)
(Europe) Ltd.

Gibb Petermuller & Partners             England                 Gibb International Holdings, Inc. (100%)
(Middle East) Ltd.

Gibb Petermuller & Partners, O.E.       Greece                  Gibb Petermuller & Partners
                                                                (Middle East) Ltd. (50%)

                                                                Gibb Petermuller & Partners
                                                                (Europe) Ltd. (50%)
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
Gibb Holdings Ltd.                      England                 Gibb International Holdings, Inc. (100%)

Gibb Ltd.                               England                 Gibb Holdings Ltd. (100%)

Law Companies Group, Ltd.               Jersey                  Gibb Ltd. (98%)

Gibb-Anglian Ltd.                       England                 Gibb Ltd. (50%)

Sir Alexander Gibb Ltd.                 England                 Gibb Ltd. (100%)

Westminster and Earley                  England                 Gibb Holdings Ltd. (100%)
Services Ltd.

The Gibb Foundation Ltd.                England                 Gibb Holdings Ltd. (100%)

Crispin Wride Architectural             England                 Gibb Holdings Ltd. (100%)
Design Studio Ltd.

Nick Derbyshire Design                  England                 Gibb Holdings Ltd. (100%)
Associates Ltd.

Gibb Overseas (Jersey) Ltd.             Channel Islands         Gibb International Holdings, Inc. (100%)

Gibb Hellas Consulting Engineers SA     Greece                  Gibb International Holdings, Inc. (100%)

Gibb (Hong Kong) Ltd.                   Hong Kong               Gibb Overseas (Jersey) Ltd. (100%)

Gibb Overseas Ltd.                      England                 Gibb Overseas (Jersey) Ltd. (100%)

Gibb Gulf E.C.                          State of Bahrain        Gibb Overseas Ltd. (100%)

Gibb Africa (Pty) Ltd.                  S. Africa               Gibb Africa Consulting Engineers
                                                                Ltd. (100%)

Arcus Gibb (Pty) Ltd.                   S. Africa               Gibb Africa (Pty) Ltd. (100%)

African Consulting Engineers            Botswana                Gibb Africa (Pty) Ltd. (100%)
(Botswana) (Pty) Limited

Solutus Ltd.                            England                 Gibb Holdings Ltd. (100%)

LEX International Insurance Co. Ltd.    Bermuda                 LawGibb Group, Inc. (100%)

Law Mexico, S.A. de C.V. (D.F. Max)     Mexico                  LEES (90%)
                                                                LawGibb Group, Inc (10%)

Gibb Portugal Lda                       Portugal                Gibb International Holdings, Inc.(100%)

Sir Alexander Gibb & Partners Ltd.      England                 Gibb Holdings Ltd. (100%)

Gibb Angola Lda                         Angola                  Gibb Portugal Lda (85%)

Keir Gibb Remediation Ltd.              England                 Gibb Ltd (50%)
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